Exhibit 23.3

May 9, 2006

Crescent Financial Corporation

1005 High House Road

Cary, North Carolina 27512

Re: Joint	Proxy Statement/Prospectus of Crescent Financial Corporation and Port City
Capital Bank and Registration Statement on Form S-4 of
Crescent Financial Corporation

Ladies and Gentlemen:

We hereby consent to the use of our opinion letter dated April 6, 2006 to the Board of Directors of Crescent Financial Corporation as Appendix B to the Joint Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4. In giving this consent, we do not admit that we come within the category of persons whose consent is required under the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

HOWE BARNES INVESTMENTS, INC.

By	/s/ Matthew C. Boba
Name:	Matthew C. Boba
Title:	Executive Vice President and General Counsel